EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Cutera, Inc.
Ron Santilli
Chief Financial Officer
415-657-5500

Investor Relations
John Mills
Integrated Corporate Relations, Inc.
310-954-1105
john.mills@icrinc.com

Cutera Enhances its Sales and Marketing Organization

BRISBANE, California, November 26, 2013 ─ Cutera, Inc. (NASDAQ: CUTR), a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide, today announced enhancements to its sales and marketing organization.

Kevin Connors, President and CEO of Cutera, stated, “We are pleased with our portfolio of product offerings and excited about the future planned launches.  To capitalize on our strong product portfolio we are augmenting our North American sales and marketing organization as follows:

•	Recently appointed Jon Pearson to the position of Executive Vice President of Marketing and Clinical Development. We are excited to have Jon, who brings over nineteen years of experience in commercial and sales and marketing roles in the aesthetic industry, join our executive team.
•	We are pleased with the initial progress of our North American sales force restructuring initiatives led by Ollie Reese. In order to bring even greater focus and expand the team for this significant market opportunity, we have commenced a national search for a Vice President of North American Sales.”

Additionally, the Company expects to incur approximately $1.0 million in incremental general and administrative expenses in the fourth quarter of 2013 related to retaining a leading advisory services firm to evaluate and advise the Company on key commercial initiatives including market research, sales force optimization, and various organizational and strategic matters. The Company does not expect to incur meaningful expenses related to this engagement beyond the fourth quarter of 2013.

About Cutera, Inc.

Brisbane, California-based Cutera is a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has been developing innovative, easy-to-use products that enable physicians and other qualified practitioners to offer safe and effective aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning Cutera's ability to increase revenue, develop and commercialize existing and new products and applications, meet expectation for new product launch dates, manage expenses, and realize benefits from recommendation of a advisory services consultant, and statements regarding long-term prospects and opportunities in the laser and other energy-based equipment aesthetic market are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera's actual results to differ materially from the statements contained herein. Potential risks and uncertainties that could affect Cutera's business and cause its financial results to differ materially from those contained in the forward-looking statements include those related to the Company’s efforts to improve sales productivity, revenue growth and profitability improvement through the expansion of its executive management team, successfully develop and launch new products and applications and market them to both its installed base and new customers, unforeseen events and circumstances relating to the Company’s operations, government regulatory actions, and those other factors described in the section entitled, “Risk Factors”  in its most recent Form 10-Q as filed with the Securities and Exchange Commission on November 4, 2013. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.